Exhibit 99.1

Tuesday, January 16, 2024
FOR IMMEDIATE RELEASE

WaFd Announces Quarterly Earnings Per Share Of $0.85

SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of Washington Federal Bank ("WaFd Bank" or the "Bank"), today announced quarterly earnings of $58,453,000 for the quarter ended December 31, 2023, an increase of 16% from net earnings of $50,208,000 for the quarter ended September 30, 2023 and a decrease of 26% from net earnings of $79,509,000 for the quarter ended December 31, 2022. After the effect of dividends on preferred stock, net income available for common shareholders was $0.85 per diluted share for the quarter ended December 31, 2023, compared to $0.72 per diluted share for the quarter ended September 30, 2023, a $0.13 or 18% increase, and $1.16 per diluted share for the quarter ended December 31, 2022, a $0.31 or 27% decrease in fully diluted earnings per common share. Return on common shareholders' equity for the quarter ended December 31, 2023 was 10.21% compared to 8.73% for the quarter ended September 30, 2023 and 15.15% for the quarter ended December 31, 2022. Return on assets for the quarter ended December 31, 2023 was 1.0% compared to 0.9% for the previous quarter and 1.5% for the same quarter in the prior year.
President and CEO Brent Beardall commented, "We are disappointed but not surprised to see WaFd's net interest margin dip below 3% to 2.91% for the quarter, a decrease from the record high margin of 3.69% for the same quarter last year. The Federal Reserve increased interest rates over 500 basis points over the last two years, resulting in over seventeen months of a consistently inverted yield curve. In that context, we believe 2.91% to be a solid result.
After two consecutive quarters of meaningful credit losses related to one large idiosyncratic loan, we are very pleased to post net recoveries for this quarter and report continued strong credit metrics. Delinquencies were only 0.33% and the ratio of non-

performing loans to total loans was only 0.26%. During the quarter we saw a significant shift in the market perception of the path of future interest rates, with an expectation that the Federal Reserve will start easing monetary policy starting in 2024. This shift has caused over a 100-basis point decrease in long-term interest rates (10-year U.S. Treasury Bond), which is a very good thing for both borrowers and banks. Much has been speculated about the potential downturn of the commercial real estate market, and we don't know with certainty how or if that will occur, yet we do know that this decline in long-term rates narrows the refinance gap for borrowers and thus lowers credit risk for banks.
Competition for deposits remains intense; our objective is to deliver value to our clients beyond the rate they earn by making banking with WaFd simple, reliable and fast. We aim to accomplish this through excellent client service combined with technology. We believe our strategic investments favorably position the Bank to be nimble in adopting new technologies and thus better serve our clients. Our clients are noticing as our Net Promoter Score, a measure of how likely clients are to recommend a company, is at an all-time high of 57.
Looking forward, we remain optimistic that our previously announced acquisition of Luther Burbank Corporation will be approved during this current quarter and if the market sentiment is correct and the Federal Reserve does, in fact, begin decreasing interest rates, both occurrences should drive improved profitability for the Bank."
Total assets were $22.6 billion as of December 31, 2023, compared to $22.5 billion at September 30, 2023, primarily due to small increases in cash and net loans. Net loans increased by $108 million, or 0.6%, and cash increased $164 million, or 16.7%. These increases were offset by a $95 million reduction in the fair value of our hedge assets. Investment securities increased slightly by $15 million during the quarter.
Customer deposits totaled $16.0 billion as of December 31, 2023, a decrease of 0.2% since September 30, 2023. Transaction accounts decreased by $107 million or 1.0% during that period, while time deposits increased $76 million or 1.4%. As of December 31, 2023, 66.5% of the Company’s deposits were transaction accounts, compared to 67.0% at

September 30, 2023. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 87.6% of deposits at December 31, 2023. Deposits that are uninsured or not collateralized were 26.1% as of December 31, 2023, a slight increase from 25.7% as of September 30, 2023. Our focus historically has been on growing transaction accounts to lessen sensitivity to rising interest rates and manage interest expense, however, the current rate environment has resulted in increased demand for higher yielding deposits.
Borrowings totaled $3.9 billion as of December 31, 2023, up from $3.7 billion at September 30, 2023. The effective weighted average interest rate of borrowings was 3.99% as of December 31, 2023, compared to 3.98% at September 30, 2023.
The Company had loan originations of $0.9 billion for the first fiscal quarter of 2024, compared to $2.0 billion of originations in the same quarter one year ago. Offsetting loan originations in each of these quarters were loan repayments of $1.2 billion in both quarters. The Bank has intentionally slowed new loan production to temper net loan growth. Even so, net loans outstanding grew for the quarter due to the funding of construction loans previously originated. Commercial loans represented 75% of all loan originations during the first fiscal quarter of 2024 and consumer loans accounted for the remaining 25%. Commercial loans are preferable as they generally have floating interest rates and shorter durations. The weighted average interest rate on the loan portfolio was 5.25% as of December 31, 2023, an increase from 5.22% as of September 30, 2023, due primarily to higher rates on adjustable-rate loans and newly originated loans.
Credit quality continues to be monitored closely in light of the shifting economic and monetary environment. As of December 31, 2023, non-performing assets decreased to $55 million, or 0.2% of total assets, from $58 million, or 0.3%, at September 30, 2023. The change fiscal year to date is due primarily to non-accrual loans decreasing by $5.2 million, or 10%, since September 30, 2023. Delinquent loans decreased to 0.3% of total loans at December 31, 2023, compared to 0.4% at September 30, 2023. The allowance for credit losses (including the reserve for unfunded commitments) totaled $202 million as of December 31, 2023, and was 1.04% of gross loans outstanding, as compared to $202 million, or 1.03% of gross loans outstanding, as of September 30, 2023. Net recoveries were $113 thousand for the first fiscal quarter of 2024, compared to net recoveries of $489 thousand for the prior year same quarter.
The Company did not record a provision for credit losses in the first fiscal quarter of 2024, compared to a provision for credit losses of $2.5 million in the same quarter of fiscal 2023. The lack of provision for loan losses in the quarter ended December 31, 2023 was primarily due to a stable loans receivable balance and continued strong credit performance and collateral protection.
The Company paid a quarterly dividend on Series A preferred stock on October 15, 2023. On December 8, 2023, the Company paid a regular cash dividend on common stock of $0.25 per share, which represented the 163rd consecutive quarterly cash dividend. During the quarter, the Company repurchased 697,893 shares of common stock at a weighted average price of $24.45 per share and has authorization to repurchase 1,861,290 additional shares. Tangible common shareholders' equity per share increased by $0.60, or 2.1%, to $28.65 since September 30, 2023. Over the past 12 months, tangible book value increased per share by $2.41 or 9.2%. The ratio of total tangible shareholders' equity to tangible assets increased to 9.59% as of December 31, 2023.
Net interest income was $152 million for the first fiscal quarter of 2024, a decrease of $30.6 million or 16.7% from the same quarter in the prior year. The decrease in net interest income was primarily due to the 185 basis point increase in the average rate paid on interest-bearing liabilities outpacing the 76 basis point increase in the average rate earned on interest-earning assets. Net interest income also decreased by $11.5 million compared to the quarter ended September 30, 2023 due to a 36 basis point increase in the average rate paid on interest bearing liabilities. Net interest margin was 2.91% in the first fiscal quarter of 2024 compared to 3.13% for the quarter ended September 30, 2023 and 3.69% for the prior year quarter. The Bank's cycle-to-date deposit beta, the change in deposit costs compared to the change in Federal interest rates, was 43% as of December 31, 2023 compared to 36% the prior quarter.

Total other income was $14.2 million for the first fiscal quarter of 2024 compared to $14.0 million in the prior year same quarter. The small increase in other income was primarily due to increased interchange fees as a result of transaction volume.
Total other expense was $96.5 million in the first fiscal quarter of 2024, an increase of $4.3 million, or 4.6%, from the prior year's quarter. FDIC premiums increased $2.9 million compared to the same period last year. Product delivery costs increased by $1.4 million as result of volume-related interchange costs. Merger related expenses of $500 thousand were also included in total other expense for the quarter. Total other expense also increased by $4.4 million compared to the September 30, 2023 quarter as the result of bonus compensation accruals for fiscal 2024. Increased expenses combined with decreased net interest income resulted in an increase in the Company’s efficiency ratio in the first fiscal quarter of 2024 to 58.0%, compared to 51.8% in the prior quarter and 46.8% for the same period one year ago.
Income tax expense totaled $13.2 million the first fiscal quarter of 2024, as compared to $22.4 million for the prior year same quarter. The effective tax rate for the quarter ended December 31, 2023 was 18.46% compared to 20.81% for the year ended September 30, 2023. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 198 branches in eight western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company.
Important Cautionary Statements

The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2023 10-K, and Quarterly Reports on Form 10-Q which could cause actual performance to differ materially from that anticipated by any forward-looking statements. In particular, any forward-looking statements are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth; (iii) risks related to the proposed merger with Luther Burbank Corporation; (iv) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (v) changes in deposit flows or loan demands; (vi) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in Israel and Gaza, and related negative financial impacts on our borrowers; (ix) litigation risks resulting in significant expenses, losses and reputational damage; (x) our ability to identify and address cyber-

security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft; and (ix) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #

Contact:

WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	December 31, 2023	September 30, 2023
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$1,144,774	$980,649
Available-for-sale securities, at fair value	2,018,445	1,995,097
Held-to-maturity securities, at amortized cost	415,079	423,586
Loans receivable, net of allowance for loan losses of $179,320 and $177,207	17,584,622	17,476,550
Interest receivable	87,022	87,003
Premises and equipment, net	237,202	237,011
Real estate owned	6,820	4,149
FHLB stock	137,940	126,820
Bank owned life insurance	244,558	242,919
Intangible assets, including goodwill of $305,125 and $304,750	311,103	310,619
Federal and state income tax assets, net	—	8,479
Other assets	452,557	581,793
	$22,640,122	$22,474,675
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$10,658,064	$10,765,313
Time deposits	5,380,723	5,305,016
Total customer deposits	16,038,787	16,070,329
Borrowings	3,875,000	3,650,000
Advance payments by borrowers for taxes and insurance	19,244	52,550
Federal and state income tax liabilities, net	1,478	—
Accrued expenses and other liabilities	253,609	275,370
	20,188,118	20,048,249
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 136,679,479 and 136,466,579 shares issued; 64,254,700 and 64,736,916 shares outstanding	136,679	136,467
Additional paid-in capital	1,691,102	1,687,634
Accumulated other comprehensive income (loss), net of taxes	47,014	46,921
Treasury stock, at cost; 72,424,779 and 71,729,663 shares	(1,629,348)	(1,612,345)
Retained earnings	1,906,557	1,867,749
	2,452,004	2,426,426
	$22,640,122	$22,474,675
CONSOLIDATED FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$33.49	$32.85
Tangible common shareholders' equity per share	28.65	28.05
Shareholders' equity to total assets	10.83%	10.80%
Tangible shareholders' equity to tangible assets	9.59%	9.55%
Tangible shareholders' equity + allowance for credit losses to tangible assets	10.39%	10.35%
Weighted average rates as of period end
Loans and mortgage-backed securities	5.11%	5.08%
Combined loans, mortgage-backed securities and investments	5.09	5.07
Customer accounts	2.35	2.12
Borrowings	3.99	3.98
Combined cost of customer accounts and borrowings	2.67	2.46
Net interest spread	2.42	2.61

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	As of
SUMMARY FINANCIAL DATA	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(In thousands, except share and ratio data)
Cash	$1,144,774	$980,649	$1,139,643	$1,118,544	$645,862
Loans receivable, net	17,584,622	17,476,550	17,384,188	17,271,906	16,993,588
Allowance for credit losses ("ACL")	201,820	201,707	204,569	205,920	208,297
Available-for-sale securities, at fair value	2,018,445	1,995,097	2,036,233	2,006,286	2,059,837
Held-to-maturity securities, at amortized cost	415,079	423,586	434,172	445,222	453,443
Total assets	22,640,122	22,474,675	22,552,588	22,325,211	21,653,811
Transaction deposits	10,658,064	10,765,313	11,256,575	11,880,343	12,547,832
Time deposits	5,380,723	5,305,016	4,863,849	3,980,605	3,412,203
Borrowings	3,875,000	3,650,000	3,750,000	3,800,000	3,075,000
Total shareholders' equity	2,452,004	2,426,426	2,394,066	2,375,117	2,324,381

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$33.49	$32.85	$32.36	$31.54	$30.96
Tangible common shareholders' equity per share	$28.65	$28.05	$27.58	$26.85	$26.24
Shareholders' equity to total assets	10.83%	10.80%	10.62%	10.64%	10.73%
Tangible shareholders' equity to tangible assets	9.59%	9.55%	9.37%	9.39%	9.44%
Tangible shareholders' equity + ACL to tangible assets	10.39%	10.35%	10.17%	10.19%	10.27%
Common shares outstanding	64,254,700	64,736,916	64,721,190	65,793,099	65,387,745
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000
Loans to customer deposits	109.64%	108.75%	107.84%	108.90%	106.48%

CREDIT QUALITY
ACL to gross loans	1.04%	1.03%	1.03%	1.02%	1.03%
ACL to non-accrual loans	445.93%	400.04%	370.09%	595.04%	713.83%
Non-accrual loans to net loans	0.26%	0.29%	0.32%	0.20%	0.17%
Non-accrual loans	$45,258	$50,422	$55,276	$34,606	$29,180
Non-performing assets to total assets	0.24%	0.26%	0.30%	0.21%	0.18%
Non-performing assets	$55,388	$57,924	$67,000	$46,785	$38,650

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2023	2022
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$245,792	$203,946
Mortgage-backed securities	11,266	10,613
Investment securities and cash equivalents	29,788	18,860
	286,846	233,419
INTEREST EXPENSE
Customer accounts	96,671	31,646
Borrowings	37,938	18,974
	134,609	50,620
Net interest income	152,237	182,799
Provision (release) for credit losses	—	2,500
Net interest income after provision (release)	152,237	180,299
OTHER INCOME
Gain (loss) on sale of investment securities	81	—
Gain (loss) on termination of hedging derivatives	109	—
Loan fee income	844	1,502
Deposit fee income	6,802	6,353
Other income	6,331	6,169
	14,167	14,024
OTHER EXPENSE
Compensation and benefits	49,841	49,070
Occupancy	9,371	10,102
FDIC insurance premiums	6,570	3,675
Product delivery	6,009	4,621
Information technology	12,866	12,329
Other expense	11,883	12,481
	96,540	92,278
Gain (loss) on real estate owned, net	1,826	(112)
Income before income taxes	71,690	101,933
Income tax provision	13,237	22,424
Net income	58,453	79,509
Dividends on preferred stock	3,656	3,656
Net income available to common shareholders	$54,797	$75,853
PER SHARE DATA
Basic earnings per common share	$0.85	$1.16
Diluted earnings per common share	0.85	1.16
Cash dividends per common share	0.25	0.24
Basic weighted average shares outstanding	64,297,499	65,341,974
Diluted weighted average shares outstanding	64,312,110	65,430,690
PERFORMANCE RATIOS
Return on average assets	1.04%	1.50%
Return on average common equity	10.21	15.15
Net interest margin	2.91	3.69
Efficiency ratio	58.02	46.78

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$245,792	$240,998	$232,167	$222,957	$203,946
Mortgage-backed securities	11,266	11,695	10,454	10,422	10,613
Investment securities and cash equivalents	29,788	29,017	29,859	21,967	18,860
	286,846	281,710	272,480	255,346	233,419
INTEREST EXPENSE
Customer accounts	96,671	83,402	70,062	52,123	31,646
Borrowings	37,938	34,611	33,718	28,185	18,974
	134,609	118,013	103,780	80,308	50,620
Net interest income	152,237	163,697	168,700	175,038	182,799
Provision (release) for credit losses	—	26,500	9,000	3,500	2,500
Net interest income after provision (release)	152,237	137,197	159,700	171,538	180,299
OTHER INCOME
Gain (loss) on sale of investment securities	81	33	—	—	—
Gain (loss) on termination of hedging derivatives	109	33	(926)	26	—
Loan fee income	844	731	1,000	652	1,502
Deposit fee income	6,802	6,849	6,660	6,188	6,353
Other income	6,331	6,688	7,037	3,206	6,169
	14,167	14,334	13,771	10,072	14,024
OTHER EXPENSE
Compensation and benefits	49,841	45,564	50,456	51,444	49,070
Occupancy	9,371	10,115	10,444	10,918	10,102
FDIC insurance premiums	6,570	7,000	5,350	4,000	3,675
Product delivery	6,009	5,819	5,217	5,316	4,621
Information technology	12,866	12,672	11,661	12,785	12,329
Other expense	11,883	11,007	11,571	12,418	12,481
	96,540	92,177	94,699	96,881	92,278
Gain (loss) on real estate owned, net	1,826	(235)	722	(199)	(112)
Income before income taxes	71,690	59,119	79,494	84,530	101,933
Income tax provision	13,237	8,911	17,719	18,596	22,424
Net income	58,453	50,208	61,775	65,934	79,509
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$54,797	$46,552	$58,119	$62,278	$75,853
PER SHARE DATA
Basic earnings per common share	$0.85	$0.72	$0.89	$0.95	$1.16
Diluted earnings per common share	0.85	0.72	0.89	0.95	1.16
Cash dividends per common share	0.25	0.25	0.25	0.25	0.24
Basic weighted average shares outstanding	64,297,499	64,729,006	65,194,880	65,511,131	65,341,974
Diluted weighted average shares outstanding	64,312,110	64,736,864	65,212,846	65,551,185	65,430,690
PERFORMANCE RATIOS
Return on average assets	1.04%	0.90%	1.12%	1.21%	1.50%
Return on average common equity	10.21	8.73	11.09	12.01	15.15
Net interest margin	2.91	3.13	3.27	3.51	3.69
Efficiency ratio	58.02	51.78	51.90	52.34	46.78